Exhibit 32

The ODP Corporation

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q (the “Report”) of The ODP Corporation (the “Company”) for the quarter ended September 27, 2025, as filed with the U.S. Securities and Exchange Commission on the date hereof, Gerry P. Smith, as Chief Executive Officer of the Company, Max W. Hood, as Co-Chief Financial Officer of the Company, and Adam Haggard, as Co-Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to each officer’s knowledge:

(1)
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GERRY P. SMITH
Name:	Gerry P. Smith
Title:	Chief Executive Officer (Principal Executive Officer)
Date:	November 5, 2025

/s/ MAX W. HOOD
Name:	Max W. Hood
Title:	Senior Vice President and Co-Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Date:	November 5, 2025

/s/ ADAM HAGGARD
Name:	Adam Haggard
Title:	Senior Vice President and Co-Chief Financial Officer (Principal Financial Officer)
Date:	November 5, 2025

A signed original of this certification required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the U.S. Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 1350 of Title 18 of the United States Code and, accordingly, is not being filed with the U.S. Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).